Authorization Letter
June 15, 2009
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn:  Filing Desk
To Whom It May Concern:
By means of this letter I authorize Lance Bridges (General Counsel), David Lyle (Chief Financial Officer) and Kurt Noyes (Chief Accounting Officer), or any of them individually, to sign on my behalf all forms required under Section 16(a) of the
Securities Exchange Act of 1934, as amended, relating to transactions involving the stock or derivative securities of Entropic Communications, Inc. (the Company). Any of these individuals is accordingly authorized to sign any Form 3, Form 4, Form 5 or amendment thereto which I am required to file with the same effect as if I had signed them myself.
This authorization shall remain in effect until revoked in writing by me.
Yours truly,
/s/ Tom D. Lookabaugh

POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of Lance Bridges (General
Counsel), David Lyle (Chief Financial Officer) and Kurt Noyes (Chief Accounting Officer), signing individually, the undersigneds true and lawful attorneys in fact and agents to:
(1) to apply for and obtain Edgar filing numbers (CIK, Passcode, etc.) on behalf of the undersigned to allow the undersigned to make electronic filings with the SEC, and change or amend the same, and do or perform any and all acts for and on behalf of the undersigned that may be necessary or desirable in connection therewith;
(2) execute for and on behalf of the undersigned, an officer, director or holder of 10% of more of a registered class of securities of Entropic Communications, Inc. (the Company),
Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange
Act) and the rules thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(4) take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.
The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney in fact individually, until such attorney in fact shall no longer be employed by the Company.
In Witness Whereof, the undersigned has caused this Power of Attorney to be executed as of this 15th day of June, 2009.

/s/ Tom D. Lookabaugh
[Signature]
Tom D. Lookabaugh
[Name]